UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 21, 2015

Date of Report (Date of Earliest Event Reported)

SEARS HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-51217, 001-36693	20-1920798
(Commission File Number)	(I.R.S. Employer Identification No.)

3333 Beverly Road

Hoffman Estates, Illinois 60179

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 286-2500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On July 21, 2015, Sears Holdings Corporation (the “Company”), Sears Roebuck Acceptance Corp. (“SRAC”) and Kmart Corporation (together with SRAC, the “Borrowers”) entered into a Third Amended and Restated Credit Agreement (the “Credit Agreement”) with a syndicate of lenders, including Bank of America, N.A. (the “Bank”), as agent. The Credit Agreement amends and restates the Company’s existing asset-based credit facility. The Credit Agreement provides a $3.275 billion asset-based revolving credit facility, including a $1.0 billion letter of credit sub-facility. The maturity date for $1.971 billion of the revolving credit facility has been extended to July 20, 2020, while $1.304 billion retains the existing maturity date of April 8, 2016. The Credit Agreement also governs the Company’s existing term loan, which retains its maturity date of June 30, 2018. The Credit Agreement includes an accordion feature that allows the Borrowers to use existing collateral for the facility to obtain up to $1.0 billion of additional borrowing capacity, subject to borrowing base requirements, as well as a “FILO” (“first in last out”) tranche feature that allows an additional $500 million of capacity. The Credit Agreement also increases the Company’s ability to undertake short-term borrowings from $500 million to $750 million.

Revolving advances under the Credit Agreement will bear interest at a rate equal to, at the election of the Borrowers, either the London Interbank Offered Rate (“LIBOR”) or the Bank’s prime rate (“Base Rate”), in either case plus an applicable margin dependent on the Company’s consolidated leverage ratio (as measured under the Credit Agreement). The margin with respect to borrowings under the extended commitments ranges from 3.25% to 3.75% for LIBOR loans and from 2.25% to 2.75% for Base Rate loans. The margin with respect to borrowings under the non-extended commitments remains 2.00% to 2.50% for LIBOR loans and 1.00% to 1.50% for Base Rate loans. The Credit Agreement also provides for the payment of fees with respect to issued and undrawn letters of credit at a rate equal to the margin applicable to LIBOR loans and a commitment fee with respect to unused amounts of the facility at a rate, depending on facility usage, between 0.375% and 0.625% per annum, with a minimum of 0.50% applicable to commitments under the extended tranche. From and after April 8, 2016, such commitment fees with respect to the extended tranche will change to a flat 0.50%.

The Credit Agreement is secured by a first lien on substantially all of the domestic inventory and credit card and pharmacy receivables of the Company and its subsidiaries and determines borrowing availability pursuant to a borrowing base formula. The Credit Agreement is guaranteed by all domestic subsidiaries of the Company that own inventory or credit card or pharmacy receivables.

At July 20, 2015, the Borrowers had cash of $2.1 billion, no revolver borrowings and $659 million of letters of credit outstanding under the Credit Agreement. The Borrowers’ availability under the Credit Agreement was approximately $1.2 billion.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see Item 1.01 above, which is incorporated herein by reference.

Private Securities Litigation Reform Act of 1995 –

A Caution Concerning Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions that these forward-looking statements are subject to risks, uncertainties and assumptions, many of which are beyond its control, that may cause actual results to differ materially from those indicated in the forward-looking statements for a number of reasons, including, without limitation, risks and uncertainties relating to the Credit Agreement. Additional information concerning other factors is contained in the Company’s annual report on Form 10-K for the fiscal year ended January 31, 2015 and subsequent filings with the SEC. The Company intends these forward-looking statements to speak only as of the time made and, except as required by law, does not undertake to update or revise them as more information becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOLDINGS CORPORATION

Dated: July 21, 2015	/s/ Robert A. Riecker
	By:	Robert A. Riecker
Vice President, Controller and Chief
Accounting Officer